                                                                    EXHIBIT 10.1
                                     Form of
                           United Parcel Service, Inc.
                           Incentive Compensation Plan
                           Long-Term Incentive Awards


                    Nonqualified Stock Option Award Agreement
                               (Not Transferable)

THIS AGREEMENT evidences the grant by UNITED PARCEL SERVICE, INC., a Delaware corporation (the "Company") in accordance with the Company's Incentive Compensation Plan (the "Plan"), of a nonqualified stock option ("Option") to the employee named below ("Employee"). This Option entitles Employee to purchase from the Company the number of shares of the Company's class A Common Stock ("Shares") set forth below upon satisfaction of the vesting requirements and payment of the exercise price per Share ("Option Price"), in each case, as set forth below. This Option is granted effective as of the date set forth below ("Grant Date ") and is subject to all of the terms and conditions set forth below.

                                   ----------
      Employee:                                     ((Employee))
      Number of Shares:                             ((Number))
      Option Price:                                 ((Option))
      Grant Date:                                   [insert date]
      Earliest Exercise Date:                       [five years from grant date]
      Latest Exercise Date:                         [ten years from grant date]

ATTEST:                                     UNITED PARCEL SERVICE, INC.



-----------------------------               ------------------------------------
         Secretary                          Chairman and Chief Executive Officer

                              Terms and Conditions

1. Plan. This Option is subject to all of the terms and conditions set forth herein and in the Plan, as the same may be amended from time to time, which is herein incorporated by reference; provided, however, that if a term of the Plan would cause this Option to be subject to Section 409A of the Code, such term is not incorporated by reference. Terms not defined in this agreement are defined in the Plan. If any term or condition in this Option is inconsistent with the Plan, the Plan shall control. By accepting this Option, the Employee unconditionally agrees to be bound by the applicable terms, conditions and provisions of the Plan and this Award. The grant of an Option in any year does not entitle an individual to an Option in any subsequent year.

2.   Vesting.

     a. General Rule. The Option will vest and become exercisable on the Earliest Exercise Date; provided that you are employed by the Company or a Subsidiary on that date.

     b. Death, Disability or Retirement. If your employment terminates by reason of your death, disability (as defined in the Plan) or retirement (as defined in the Plan) before the Earliest Exercise Date, the Option will immediately vest.

     c. Termination for Reasons Other than Death, Disability or Retirement. You will forfeit any right to exercise any outstanding non-vested Option if you terminate employment before the Earliest Exercise Date other than by reason of your death, disability or retirement. Your vested Option (if any) must be exercised within 90 calendar days of termination and will expire at 4:00 p.m. New York Time on the 90th calendar day following the date your employment terminates. The forfeited Option will not be restored even if you return to employment with the Company or a Subsidiary before the Earliest Exercise Date.

3. Exercise. You may exercise your Option at any time (subject to the UPS Insider Trading Guidelines) between the Earliest Exercise Date and the Latest Exercise Date (unless your Option terminates earlier as a result of termination of employment). You may partially exercise your Option if the number of Shares you purchase is at least 500 or, if less, all the Shares remaining unexercised under the Option. Payment may be made in cash or in Shares that you own (the Shares must have been held by you for over six months and not encumbered and, if acquired by exercise of an ISO, must have been held by you for over one year), or a combination of cash and Shares. We will withhold shares to pay the taxes due upon the exercise of your Option.

4. Expiration. This Option will expire immediately at 4:00 p.m. New York Time on the Latest Exercise Date.

5. Nontransferable. This Option is not transferable except by will or the laws of descent and distribution.